Exhibit 3

                      SHARE EXCHANGE AGREEMENT


      THIS SHARE EXCHANGE AGREEMENT (the "Agreement"), effective as of March 19, 1999, by and among the shareholders (the "Shareholders") of Prism Mortgage Company, an Illinois corporation ("Prism Mortgage"), set forth on signature pages hereto, and Prism Financial Corporation, a Delaware corporation ("Prism Financial"). Prism Mortgage and Prism Financial are hereinafter referred to collectively as the "Corporations."

                             WITNESSETH:

      WHEREAS, the authorized capital of Prism Mortgage consists of

      A. 1,000,000 shares of common stock, par value $.01 per share ("Prism Mortgage Common Stock"), of which 111,942 are issued and outstanding on the date hereof;

      B.    no shares of preferred stock; and

      C. the Shareholders collectively hold all of the issued and outstanding Prism Mortgage Common Stock.

      WHEREAS, Prism Financial is a wholly-owned subsidiary of Prism Mortgage, and its authorized capital stock currently consists of

      A. 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding and owned by Prism Mortgage; and

      B.    no shares of preferred stock.

      WHEREAS, upon filing its amended and restated certificate of incorporation (the "Amended Certificate") with the Secretary of State of the State of Delaware, Prism Financial's capital stock will consist of

      A.    100,000,000 shares of common stock ("Prism Financial Common
Stock"); and

      B.    10,000,000 shares of preferred stock.

      WHEREAS, immediately prior to the consummation of the transactions contemplated by this Agreement, pursuant to the Put Agreement or Call Agreement, each of which was made and entered into as of the 31st day of December, 1998, by and between Bruce Abrams and GEM Value/Prism, LLC, the Put Agreement or Call Agreement, each of which was made and entered into as of the 31st day of December, 1998, by and between Mark Filler and GEM Value/Prism, LLC and the Put Agreement or Call Agreement, each of which was made and entered into as of the 31st day of December, 1998, by and between Terry Markus and GEM Value/Prism, LLC (collectively the "Sale Agreements"), three of the Shareholders will sell a portion of their shares of Prism Mortgage Common Stock to GEM Value/Prism, LLC (the "Shareholder Sale") such that GEM Value/Prism, LLC shall be a shareholder of Prism Mortgage and shall be included in the definition of Shareholder for all purposes of this Agreement;

      WHEREAS, each of the Shareholders desires to exchange all of its respective shares of Prism Mortgage Common Stock, upon the terms and conditions set forth in this Agreement, for shares of Prism Financial Common Stock (the "Exchange"); and

      WHEREAS, immediately following the Exchange and pursuant to an integrated plan that includes the Exchange, Prism Financial will sell up to 2,875,000 shares of Prism Financial Common Stock (the "IPO") to the public pursuant to a "firm commitment" underwriting agreement (the "Underwriting Agreement") such that, immediately after the Exchange and IPO, the Shareholders and persons who acquired shares of Prism Financial Common Stock pursuant to the IPO will own all of the issued and outstanding shares of Prism Financial Common Stock; and

      WHEREAS, the Shareholders intend that the Exchange constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Exchange and IPO constitute a transaction described in Section 351 of the Code;

      NOW, THEREFORE, each of the Shareholders and Prism Financial hereby agree as follows:

                             ARTICLE II

      Prism Financial hereby agrees to issue to each Shareholder that number of shares of Prism Financial Common Stock set forth opposite such Shareholder's name in column 3 of Attachment 2 hereto in exchange for the transfer by such Shareholder to Prism Financial of all of such Shareholder's Prism Mortgage Common Stock, which number is set forth opposite such Shareholder's name in column 2 of Attachment 2 hereto. Subject to the terms and conditions of this Agreement, the foregoing exchange shall become effective upon the satisfaction or waiver of the conditions contained in Article IV hereof (the "Effective Time").

                             ARTICLE III

      The closing (the "Closing") of the transactions contemplated by this Agreement shall be held immediately prior to the closing of the IPO. The date of the Closing is herein referred to as the "Closing Date."


                             ARTICLE IV

      A. Each Shareholder, severally and not jointly, represents and warrants to Prism Financial that:

            1. Each Shareholder owns its Prism Mortgage Common Stock in the amount set forth opposite such Shareholder's name in column 2 of Attachment 2 hereto free and clear of any encumbrances, liens, pledges, security interests, pre- emptive rights, voting or other trusts or any other restriction of any kind whatsoever ("Encumbrances") except for Encumbrances arising from the Sale Agreements or transactions with Cole Taylor Bank pursuant to those certain agreements listed on Attachment 3 hereto which such Encumbrances shall be removed prior to the Effective Time, and, upon consummation of the transactions contemplated by this Agreement, Prism Financial shall have good title to the Prism Mortgage Common Stock exchanged by such Shareholder free and clear of all Encumbrances.

            2. Each Shareholder that is not an individual is duly organized and validly existing under the laws of the state of its formation and has all requisite powers and authority to own its assets and properties and to conduct its business.

            3. No approval, proceeding or action, corporate, trust, partnership, membership or other, on the part of any of the Shareholders or any of their respective shareholders, beneficiaries, partners or members is necessary to authorize the execution and delivery by such Shareholder of this Agreement and the consummation by it of the transactions contemplated hereby.

            4. Each Shareholder has full legal right, power and authority to enter into and deliver this Agreement and to perform the terms, conditions and obligations hereof. The execution, delivery and performance of this Agreement do not, and the Exchange will not, (i) violate or conflict with (a) any law, rule or regulation applicable to such Shareholders, (b) the certificate of incorporation, bylaws, trust agreements, partnership, operating agreements or similar formation documents, if any, of any Shareholder or (c) any agreement, instrument or license to which such Shareholder is a party, or by which any such Shareholder or any of its assets or properties may be bound or subject,
(ii) result in the creation of any encumbrance or charge upon Prism Mortgage Common Stock or (iii) or violate any order, judgment, injunction, award or decree applicable to such Shareholder of any court, arbitrator, governmental or regulatory body. This Agreement constitutes the valid and legally binding obligation of each Shareholder enforceable against each Shareholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or general principles of equity.

            5. Such Shareholder, as of the date hereof, has, and as of the Closing Date, will have:

                  (a) acknowledged that neither such Shareholder nor anyone acting on such Shareholder's behalf has directly or indirectly offered the Prism Financial Common Stock or any part thereof for sale to, or solicited any offer to buy the same from, any other person;

                  (b) acknowledged that the Prism Financial Common Stock will not be registered as of the Closing Date under the Securities Act of 1933, as amended (the "Securities Act"), by reason that the sale contemplated hereby is exempt from registration pursuant to Section 4 of the Securities Act, and that reliance of Prism Financial on such exemption is predicted in part on the representations set forth in this Section 5 of
Article III;

                  (c) represented and warranted that the Prism Financial Common Stock is being acquired by such Shareholder for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act;

                  (d) represented and warranted that such Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Shareholder's investment, and has the ability to suffer the total loss of such Shareholder's investment;

                  (e) represented and warranted that, in making the decision to acquire the Prism Financial Common Stock, such Shareholder has relied upon independent investigations made by such Shareholder and, to the extent believed appropriate by such Shareholder, by such Shareholder's own professional, financial, tax and other advisors;

                  (f) represented and warranted that such Shareholder has had access prior to its acquisition of the Prism Financial Common Stock to such information relating to Prism Financial as it desired and that it has had the opportunity to ask questions of and receive answers from the Corporations concerning the terms and conditions of the offering of the Prism Financial Common Stock and the IPO and to obtain additional information (to the extent the Corporations possessed such information or could acquire it without unreasonable effort or expense) necessary to verify that accuracy of any information furnished to it or to which it had access;

                  (g) represented and warranted that the offering to such Shareholder was made only through direct personal communication between such Shareholder and a representative of the Corporations and not through public solicitation or advertising; and

                  (h) acknowledged that such Shareholder understands that the Prism Financial Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement covering the Prism Financial Common Stock or an available exemption from registration under the Securities Act, the Prism Financial Common Stock must be held indefinitely.

            6. Such Shareholder will, at the time of the Exchange and immediately after the Exchange and IPO, (i) have beneficial ownership of all shares of Prism Financial Common Stock received by such Shareholder pursuant to the Exchange, (ii) except with respect to certain pledges described in Attachment 3, not have entered into any agreement or arrangement of any kind to sell, exchange or otherwise dispose of any of such shares and (iii) have no plan or intention to sell, exchange or otherwise dispose of such shares.

      B.    Prism Financial represents and warrants to each Shareholder that:

            1. Prism Financial is duly organized and validly existing under the laws of the State of Delaware.

            2. Prism Financial has full legal right, power and authority to enter into and deliver this Agreement and to perform the terms, conditions and obligations hereof. The execution, delivery and performance of this Agreement do not, and the Exchange will not, (i) violate or conflict with
(a) any law, rule or regulation applicable to Prism Financial, (b) Prism Financial's charter or bylaws or (c) any agreement, instrument or license to which Prism Financial is a party, or by which Prism Financial or any of its assets or properties may be bound or subject, (ii) result in the creation of any encumbrance or charge upon Prism Financial Common Stock or
(iii) violate any order, judgment, injunction, award or decree applicable to Prism Financial of any court, arbitrator, governmental or regulatory body. This Agreement constitutes the valid and legally binding obligation of Prism Financial enforceable against Prism Financial in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditor's rights generally or general principles of equity.

            3. Prism Financial Common Stock, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

            4. The authorized capital stock of Prism Financial consists solely of (a) 100,000,000 shares of common stock, of which approximately 15,000,000 shares will be issued and outstanding upon consummation of the IPO, and (b) 10,000,000 shares of preferred stock, none of which will be issued and outstanding upon consummation of the IPO.


                              ARTICLE V

      At the Closing:

      A. Each Shareholder will deliver to Prism Financial such
Shareholder's Prism Mortgage Common Stock representing the number of shares of Prism Mortgage Common Stock set forth opposite such Shareholder's name in column 2 of Attachment 2 hereto, with a stock power duly endorsed.

      B. Prism Financial will deliver to each Shareholder certificates (in such denominations and registered in such names as each Shareholder may request) representing the number of shares of Prism Financial Common Stock set forth opposite such Shareholder's name in column 3 of Attachment 2 hereto.

      C. Each share of Prism Financial Common Stock held by Prism Mortgage shall be cancelled.


                             ARTICLE VI

      A. The obligation of Prism Financial to consummate the transactions contemplated hereby on the Closing Date is subject, at its option, to:

            1. the representations and warranties of the Shareholders being true and correct on the Closing Date with the same effect as if such representations and warranties had been made at and as of that time;

            2. Prism Financial Common Stock to be issued in connection with the exchange shall have been listed, subject to official notice of issuance, by the Nasdaq National Market;

            3. the closing of the transactions contemplated by the Shareholder Sale;

            4.    the concurrent closing of the IPO; and

            5. the delivery by each of the Shareholders of its Prism MortgageCommon Stock in an amount set forth opposite such Shareholder's name in column 3 of Attachment 2 hereto.

      B. The obligation of the Shareholders to consummate the transactions contemplated hereby on the Closing Date is subject, at their option, to:

            1. the representations and warranties of Prism Financial being true and correct on the Closing Date with the same effect as if such representations and warranties had been made at and as of such time;

            2. Prism Financial Common Stock to be issued in connection with the Exchange shall have been listed, subject to official notice of issuance, by the Nasdaq National Market;

            3.    the concurrent closing of the IPO; and

            4. the delivery of a true, correct and complete copy of an executed underwriting agreement entered into in connection with the IPO.


                             ARTICLE VII

      A. Each Shareholder agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Prism Financial Common Stock (each a "transfer") unless: (i) the transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws, (ii) if Prism Financial so requests, Prism Financial receives from the transferor an unqualified opinion of counsel that such transfer may be effected without registration under the Securities Act and any applicable state securities laws, and (iii) the transferee shall agree in writing, in form and substance satisfactory to Prism Financial to become, and becomes, bound by the restrictions on transfer applicable to a Shareholder contained in this Section A of Article VI; provided that such restrictions shall not apply to the sale of shares of Prism Mortgage Common Stock pursuant to the Underwriting Agreement. Each subsequent holder of the Prism Financial Common Stock by taking and holding the same shall be deemed to represent and warrant to the parties hereto the representations and warranties set forth in Sections 5(a), (f), (h) and (i) of Article III hereof.

            1. Any purported transfer in violation of this Section A of
Article VI shall be null and void and of no force or effect.

            2. The restrictions on transfer contained in this Section A of
Article VI shall not apply to any transfer pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act as such rule may be amended from time to time, in compliance with all applicable state securities laws; provided, however, that a Shareholder transferring Prism Financial Common Stock pursuant to Rule 144 shall have its counsel provide the Company with an opinion of the type customarily given in connection with any sale pursuant to Rule 144.

      B. Each certificate representing shares of Prism Financial Common Stock issued hereunder shall bear substantially the following legend (unless and until Prism Financial determines, based on the advice of counsel, that such legend is no longer required to appear thereon):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE (THE 'SHARES') HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. BY THE ACQUISITION HEREOF, THE HOLDER AGREES THAT SUCH HOLDER WILL GIVE EACH PERSON TO WHOM THE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THE COMPANY, PRIOR TO SUCH TRANSFER, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

      "IN ADDITION, THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A SHARE EXCHANGE AGREEMENT EFFECTIVE AS OF MARCH 19, 1999, BY AND AMONG PRISM FINANCIAL AND EACH OF THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGES THERETO, TO WHICH REFERENCE IS MADE FOR THE TERMS AND PROVISIONS THEREOF. A COPY OF THE SHARE EXCHANGE AGREEMENT MAY BE OBTAINED UPON REQUEST FROM THE SECRETARY OF PRISM FINANCIAL AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION."

      C. At any time prior to the Closing Date, Prism Financial and the Shareholders may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (d) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver under this Section C of Article VI shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except with respect to the Registration Rights Agreement, this Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter hereof.

      D. Each of the Shareholders and Prism Financial agrees that it will
(i) report the Exchange and IPO as a transaction described in Section 351 of the Code (and any similar provision of applicable state and local law) (a "Section 351 Transaction") in all tax returns and filings and (ii) take no position that is inconsistent with the characterization of the Exchange and IPO as a Section 351 Transaction in any audit, litigation or other proceeding.

      E.    This Agreement may be terminated at any time prior to the Closing:

            1.    by mutual consent of the parties hereto; and

            2. by Prism Financial or any of the Shareholders if the Closing does not occur on or before August 31, 1999; provided that neither Prism Financial nor any Shareholder shall be entitled to terminate this Agreement pursuant to this Section E of Article VI if such party's knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

      F. All communications hereunder will be in writing and, if sent to Prism Financial, will be marked, delivered, telecopied or telegraphed and confirmed to Prism Financial Corporation, 440 N. Orleans, Chicago, IL 60610, Attn: David A. Fisher, Fax No. (312) 494-0184, and, if sent to any of the Shareholders, to the applicable Shareholder at the address listed on Attachment 2 hereto, or another address if supplementally supplied by such Shareholder to the other parties hereto.

      G. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

      H. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      I. If any article, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other article, paragraph or provision hereof.

      J. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and legal representatives.

      K. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

      L. Any legal action, suit or proceeding arising out of or relating to this Agreement or the Exchange may be instituted only in the Federal or state courts within the State of Illinois, and each party irrevocably submits to the jurisdiction of such courts in any action, suit or proceeding, and each party hereto agrees not to assert by way of motion as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such courts.

      IN WITNESS WHEREOF, each of the Shareholders listed below and Prism Financial, pursuant to authorization and approval given by its Board of Directors, has caused this Agreement to be executed as of the date first above written.


                                  /s/ Bruce C. Abrams
                                  ---------------------------------
                                  Bruce C. Abrams, solely in his capacity
                                  as a shareholder of Prism Mortgage
                                  Company

                                  /s/ Terry A. Markus
                                  ---------------------------------
                                  Terry A. Markus, solely in his capacity
                                  as a shareholder of Prism Mortgage
                                  Company

                                  /s/ Mark A. Filler
                                  ---------------------------------
                                  Mark A. Filler, solely in his capacity as a
                                  shareholder of Prism Mortgage Company

                                  /s/ Abby Polin Reisler
                                  ---------------------------------
                                  Abby Polin Reisler, solely in her capacity
                                  as a shareholder of Prism Mortgage Company

                                  /s/ William D. Osenton
                                  ---------------------------------
                                  William D. Osenton, solely in his
                                  capacity as a shareholder of Prism
                                  Mortgage Company

                                  /s/ Bruce P. Barbera
                                  ---------------------------------
                                  Bruce P. Barbera, solely in his capacity
                                  as a shareholder of Prism Mortgage
                                  Company


                                  CTC TRUST


                                  By: /s/ Thomas J. Pritzker
                                     -----------------------------------
                                          Thomas J. Pritzker, Co-Trustee


                                  By: /s/ Marshall E. Eisenberg
                                      ----------------------------------
                                  Name:   Marshall E. Eisenberg
                                  Title:  Co-Trustee


                                  DONROSE TRUST


                                  By: /s/ Nicholas J. Pritzker
                                     -----------------------------------
                                  Name:   Nicholas J. Pritzker
                                  Title:  Trustee


                                  JBR TRUST #4


                                  By: /s/ Marshall E. Eisenberg
                                     -----------------------------
                                  Name:   Marshall E. Eisenberg
                                  Title:  Trustee


                                  T&M CHILDREN'S TRUST


                                  By: /s/ Simon Zunamon
                                     -----------------------------
                                  Name:   Simon Zunamon
                                  Title:  Trustee


                                  GEM VALUE/PRISM, LLC

                                  By: GEM Value Fund, L.P.

                                  By: GEM Value Partners, LLC


                                  By: /s/ Barry Malkin
                                     -----------------------------
                                  Name:   Barry Malkin
                                  Title:  President


                                  ABRAMS CAPITAL TRUST


                                  By: /s/ Andrew S. Hochberg
                                     -----------------------------
                                  Name:   Andrew S. Hochberg
                                  Title:  Solely in his capacity as Trustee


                                  PRISM FINANCIAL CORPORATION


                                  By: /s/ Bruce C. Abrams
                                      ----------------------------
                                  Name:   Bruce C. Abrams
                                  Title:  Chairman & CEO